UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 01, 2026

Aveanna Healthcare Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40362	81-4717209
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Interstate North Parkway SE
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 441-1580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVAH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 1, 2026, Pediatric Services of America, LLC, a Georgia limited liability company (the “Buyer”) and a wholly-owned subsidiary of Aveanna Healthcare Holdings Inc. (the “Company”), completed the purchase of Family First Holding, LLC, a Delaware limited liability company (the “Acquired Company”), in accordance with the Equity Interest Purchase Agreement (the “Purchase Agreement”) as described on the Current Report on Form 8-K filed on March 12, 2026 with the U.S. Securities and Exchange Commission.

Pursuant to the Purchase Agreement, the Buyer acquired all of the issued and outstanding membership interests of the Acquired Company (the “Transaction”) for a cash purchase price of $175.5 million, subject to customary adjustments for working capital and other items. The Company funded the Transaction with cash on hand.

On June 2, 2026, the Company issued a press release announcing the completion of the Transaction and updating full fiscal year 2026 guidance solely to include the impact of the operations of the Acquired Company. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 2, 2026 announcing the completion of the acquisition of Family First Homecare and updated guidance
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEANNA HEALTHCARE HOLDINGS INC.

Date:	June 2, 2026	By:	/s/ Jeff Shaner
Jeff Shaner Chief Executive Officer (Principal Executive Officer)